Exhibit 99.1

U.S. GoldMining Inc. Selects Ausenco to Deliver Initial Economic Assessment

At Whistler Gold-Copper Project, Alaska

PEA to incorporate updated 2024 drilling and evaluate standalone open-pit operation

Anchorage, Alaska – June 9, 2025 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to announce it has selected Ausenco Engineering Canada ULC (“Ausenco”) as the principal consulting firm to lead its proposed initial assessment study (“PEA”) for the Whistler Gold-Copper Project (“Whistler” or the “Project”), located 105 miles northwest of Anchorage, Alaska. The study, as previously announced April 15, 2025, is intended to constitute an initial assessment under U.S. Regulation S-K 1300 (“S-K 1300”) and a preliminary economic assessment under Canadian National Instrument 43-101 (“NI 43-101”).

Highlights:

●	The PEA is intended to explore and outline a development opportunity at the Whistler Project for a stand-alone open pit mine and concentrator facility located approximately 100 miles northwest of Anchorage in south-central Alaska, a region which has significant existing and ongoing infrastructure development.

●	The PEA will consider the Whistler mineral resource estimate which currently stands at 6.48 million ounces (Moz) gold equivalent (AuEq) compiled from the indicated resource category and 4.16 Moz AuEq in the inferred resource category (see Table 1 for details). The Project is anticipated to benefit from the deposit’s near-surface, higher-grade core material in the early years of production.

●	The PEA will utilize an updated mineral resource estimate to be completed by Moose Mountain Technical Services, which will include 2024 drilling that was not available for the previous mineral resource estimate. In addition, metallurgical test work is currently being conducted by Base Metallurgical Laboratories Ltd., as previously announced on April 24, 2025.

●	The Company completed a comprehensive bidding process, receiving initial expressions of interest from 13 consulting firms, followed by a rigorous Request for Proposal (“RFP”) review of six shortlisted candidate firms. Ausenco was selected from this process on the strength of its experience across all disciplines and its track record in recent delivery of comparable studies.

Tim Smith, Chief Executive Officer of U.S. GoldMining, commented: “We’re delighted to be able to announce that we have partnered with Ausenco on this important work program. We’re excited to begin working towards delivering the first PEA on Whistler, which we believe could present a robust future mining opportunity and has the potential to unlock significant value for shareholders. We look forward to providing periodic updates as the study progresses, for which we are currently targeting completion before year-end.”

David Thomas, Vice President, Minerals & Metals, Southwest USA of Ausenco, commented: “Ausenco is pleased to partner with U.S. GoldMining on the Whistler Gold-Copper Project PEA. We’ve successfully completed studies for clients around the world, including initial concept studies, pre-feasibility studies and definitive studies. As a lifelong Alaskan who lived many years in the Matanuska-Susitna (Mat-Su) Borough – where the Whistler Project is located - I’m delighted to add to the direct Alaskan experience of the team and help deliver U.S. GoldMining a robust, sustainable mining study.”

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska Mining claims totaling approximately 53,700 acres (217.5 square kilometers). Visit www.usgoldmining.us for more information.

About Ausenco

Ausenco is a global company redefining what’s possible. The team is based out of 21 offices working across five continents to deliver services worldwide. Combining deep technical expertise with a 30-year track record, Ausenco delivers innovative, value-add consulting, studies, project delivery, asset operations and maintenance solutions to the minerals and metals and industrial sectors (www.ausenco.com).

Table 1 Mineral Resource Estimate for the Total Project (Effective date: September 12, 2024)

Class	Deposit	Cut-off Value	ROM Tonnage	In situ Grades					In situ Metal
		(US$/t)	(ktonnes)	NSR (US$/t)	AuEqv (g/t)	Au (g/t)	Cu (%)	Ag (g/t)	AuEqv (koz)	Au (koz)	Cu (mlbs)	Ag (koz)
Indicated	Whistler Pit	10	282,205	22.84	0.68	0.41	0.16	1.89	6,201	3,724	999	17,166
	Raintree Pit	10	8,905	21.08	0.63	0.46	0.08	4.81	180	131	16	1,378
	Indicated Open Pit	varies	291,410	22.79	0.68	0.41	0.16	1.98	6,381	3,855	1,015	18,544
	Raintree UG	25	3,064	34.41	1.03	0.79	0.13	4.49	101	78	9	443
	Total Indicated	varies	294,474	22.91	0.68	0.42	0.16	2.01	6,482	3,933	1,024	18,987
Inferred	Whistler Pit	10	18,224	21.01	0.63	0.40	0.13	1.75	368	233	54	1,025
	Island Mountain Pit	10	124,529	18.21	0.54	0.45	0.05	1.02	2,180	1,817	139	4,084
	Raintree Pit	10	15,056	23.12	0.69	0.55	0.06	4.36	335	267	21	2,112
	Inferred Open Pit	varies	157,809	19.00	0.57	0.45	0.06	1.42	2,883	2,317	214	7,221
	Raintree UG	25	40,432	32.81	0.98	0.76	0.12	3.31	1,275	994	103	4,300
	Total Inferred	varies	198,241	21.82	0.65	0.52	0.07	1.81	4,158	3,311	317	11,521

Notes to Table 1:

1.	Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the mineral resources will be converted into mineral reserves.
2.	Inferred mineral resources are subject to uncertainty as to their existence and as to their economic and legal feasibility. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability.
3.	The mineral resource estimate for the Whistler, Island Mountain, and the upper portions of the Raintree West deposits have been confined by an open pit with “reasonable prospects of economic extraction” using the following assumptions:

●	Metal prices of US$1,850/oz gold (Au), US$4.00/lb copper (Cu) and US$23/oz silver (Ag);
●	Payable metal of 95% payable for Au and Ag, and 96.5% payable for Cu;
●	Refining costs for g of US$8.00/oz, for Ag of US$0.60/oz and for Cu of US$0.05/lb;
●	Offsite costs for Au of US$77.50/wmt, for Ag of US$3.50/wmt and for Cu of US$55.00/wmt;
●	Royalty of 3% net smelter return royalty (NSR);
●	Pit slopes are 50 degrees;
●	Mining cost of US$2.25/t for waste and mineralized material; and
●	Processing, general and administrative costs of US$7.90/t.

4.	The lower portion of the Raintree West deposit has been constrained by a mineable shape with “reasonable prospects of eventual economic extraction” using a US$25.00/t cut-off.
5.	Metallurgical recoveries are: 70% for Au, 83% for Cu, and 65% Ag for Ag grades below 10g/t. The Ag recovery is 0% for values above 10g/t for all deposits.
6.	The NSR equations are: below 10g/t Ag: NSR (US$/t)=(100%-3%)*((Au*70%*US$54.646/t) + (Cu*83%*US$3.702*2204.62 + Ag*65%*US$0.664)), and above 10g/t Ag: NSR (US$/t)=(100%-3%)*((Au*70%*US$56.646g/t) + (Cu*83%*US$3.702*2204.62)).
7.	The Au Equivalent equations are: below 10g/t Ag: AuEq=Au + Cu*1.771 +0.0113Ag, and above 10g/t Ag: AuEq=Au + Cu*1.771.
8.	The specific gravity for each deposit and domain ranges from 2.76 to 2.91 for Island Mountain, 2.60 to 2.72 for Whistler with an average value of 2.80 for Raintree West.
9.	Numbers may not add due to rounding.

For further information regarding the Project and the mineral resource estimates referenced herein, refer to the technical report summary titled “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, and the technical report titled “NI 43-101 2024 Updated Mineral Resource Estimate for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, available under the Company’s respective profiles at www.sec.gov and www.sedarplus.ca.

Tim Smith, P.Geo., Chief Executive Officer of the Company, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a “qualified person” as defined under NI 43-101.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding the Project and the proposed PEA. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of future exploration may not confirm expectations, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at.www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.